Exhibit 99.1
Annie’s Reports Third Quarter Fiscal 2014 Financial Results
Berkeley, California, February 10, 2014 -- Annie’s, Inc. (NYSE: BNNY), a leading natural and organic food company, today announced financial results for its third quarter of fiscal 2014, ended December 31, 2013.
Highlights:

•	Net sales were $46.2 million in the third quarter; adjusted net sales[1] were $46.1 million, an increase of 21.7%

•	Consumption grew an estimated 24% in the third quarter, representing further acceleration versus prior growth trends[2]

•	Diluted EPS were $0.16 in the third quarter; adjusted diluted EPS[1] were $0.17, an increase of 7.6%

•	Management lowers guidance for adjusted diluted EPS to $0.92 to $0.93, reflecting higher anticipated cost pressure in the fourth quarter
“Our results reflected continued top-line strength and accelerating momentum in consumption, driven by growing brand awareness, expansion in our mainline distribution, and the success of our new products,” commented John Foraker, CEO of Annie’s. “Consumers continue to adopt natural and organic food into their lifestyles and are demanding greater transparency in food labeling, which are important and positive trends for us.
“Earnings in the quarter reflected an improved gross margin trend versus the second quarter, as well as significant investments in our brand and the expansion of our talent base to help us meet the needs of our rapidly growing business. We expect solid adjusted earnings per share growth in the fourth quarter, despite tight supply conditions in the organic wheat market, the timing of certain productivity projects and a later Easter holiday this year.
"Importantly, our authentic and trusted brand, the additions we are making to our team and our deep innovation pipeline position us well for fiscal 2015 and beyond,” concluded Foraker.
Third Quarter Results
For the third quarter, Annie’s reported net sales of $46.2 million. Excluding the benefit to net sales from the pizza recall, primarily related to insurance recoveries, adjusted net sales increased 21.7% to $46.1 million. Net sales growth in the third quarter was led by strength in meals, which benefited from continued base business strength and new product introductions, especially in mac & cheese.
EBITDA for the quarter was $5.2 million, with adjusted EBITDA increasing 8.2% year-over-year to $5.6 million. Adjusted EBITDA growth was driven by strong net sales growth, partially offset by a lower adjusted gross margin percentage year-over-year, resulting from higher commodity costs and inventory obsolescence. Adjusted selling,

________________________________________
1 Adjusted net sales, adjusted gross margin, adjusted selling, general and administrative expenses, EBITDA, adjusted EBITDA, adjusted net income and adjusted diluted EPS are non-GAAP financial measures and must be read in conjunction with the important information about these measures and the full reconciliation to the most comparable GAAP measures set forth below.
2 Source: Syndicated and proprietary retail sales data for most applicable 12-week period.

general and administrative expenses improved slightly as a percentage of adjusted net sales, as investments in marketing and headcount growth were supported by leverage from the strong sales growth.
Net income for the quarter was $2.8 million, or $0.16 per diluted share, as compared to $1.4 million, or $0.08 per diluted share, in the third quarter of fiscal 2013. Adjusted net income was $2.9 million, or $0.17 per diluted share, as compared to adjusted net income of $2.7 million, or $0.15 per diluted share, in the third quarter of fiscal 2013.
Revised Fiscal 2014 Outlook
The company updated its fiscal 2014 financial outlook to reflect the following:

•	Adjusted net sales growth of 19.0% to 19.5% (narrowed within prior guidance range)

•	Adjusted EBITDA of $29 million to $30 million (updated from approximately $31 million)

•	Adjusted diluted EPS of $0.92 to $0.93 (updated from the lower end of $0.97 to $1.01)
Conference Call Information for Today, February 10, 2014
Annie’s will host a conference call and live webcast today, February 10, 2014 at 2:00 p.m. PT (5:00 p.m. ET). The conference call can be accessed by dialing 1-877-941-9205, or 1-480-629-9771 (outside the U.S. and Canada). A live webcast will be available on the Investor Relations section of Annie's corporate website at www.annies.com and via replay beginning approximately two hours after the completion of the call for 90 days. An audio replay of the call will also be available to all interested parties beginning at approximately 5:00 p.m. Pacific Time on Monday, February 10, 2014 until 11:59 p.m. Pacific Time on Monday, February 17, 2014, by dialing 1-800-406-7325 or 1-303-590-3030 (outside the U.S. and Canada) and entering pass code 4665678#.
About Annie’s
Annie’s, Inc. (NYSE: BNNY) is a natural and organic food company that offers great-tasting products in large packaged food categories. Annie’s products are made without artificial flavors, synthetic colors, and preservatives regularly used in many conventional packaged foods. Additionally, Annie’s sources ingredients so as to avoid synthetic growth hormones and genetically modified food ingredients. Today, Annie’s offers over 135 products and is present in over 26,500 retail locations in the United States and Canada. Founded in 1989, Annie’s is committed to operating in a socially responsible and environmentally sustainable manner. For more information, visit www.annies.com.
Forward-Looking Statements
Certain statements in this press release and the accompanying conference call, including Annie’s statements regarding expected full-year and fourth-quarter fiscal 2014 results, including adjusted net sales, adjusted EBITDA, adjusted diluted EPS, cash flow, and related drivers; growth prospects, including for fiscal 2015 and beyond; the planned acquisition of the Joplin plant; expected growth in the Company’s snacks and frozen businesses; innovation and new products, including our single-serve microwavable cup and frozen entrée products; anticipated savings from “fat rabbit” and other initiatives; macro trends; the impact of competition; and anticipated costs are “forward-looking statements” within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements may be identified by words like “anticipate,” “assume,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “future,” “will,” “seek” and similar terms or phrases.
The forward-looking statements contained in this press release and the accompanying conference call are based on management’s current expectations, are subject to uncertainty and changes in circumstances and are subject to significant risks. We cannot assure you that future developments affecting us will be those that we have anticipated.
Actual results may differ materially from the forward-looking statements contained in this press release and the accompanying conference call due to changes in global, national, regional or local economic, business, competitive, market, regulatory and other factors, many of which are beyond our control. We believe that these factors include those disclosed in the section entitled “Risk Factors” in our Annual Report on Form 10-K for fiscal 2013 filed with the U.S. Securities and Exchange Commission (the “SEC”) on June 14, 2013, our Quarterly Report on Form 10-Q (“Form 10-Q”) for the quarter ended September 30, 2013 filed with the SEC on November 7, 2013, and our Form 10-Q for the quarter ended December 31, 2013 to be filed today and in our other filings with the SEC, including risks relating to competition; new product introductions; our growth strategy; our planned acquisition of the Joplin Plant; our brand; reputation; product liability claims; recalls and related insurance proceeds (if any); economic disruptions; changes in consumer preferences; ingredient and packaging costs and availability; reliance on a limited number of distributors, retailers, contract manufacturers and third-party suppliers and on an outside warehouse facility; efficiency projects; intellectual property and related disputes; regulatory compliance; transportation; supply-chain; inventory levels; and seasonality. Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, our actual results may vary in material respects from those projected in these forward-looking statements.
Any forward-looking statement made by us in this press release or the accompanying conference call speaks only as of the date hereof. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future developments or otherwise, except as may be required by any applicable securities laws.
Non-GAAP Financial Measures
Adjusted net sales, adjusted gross margin, adjusted selling, general and administrative expenses, EBITDA, adjusted EBITDA, adjusted net income and adjusted diluted EPS are not financial measures prepared in accordance with U.S. generally accepted accounting principles, or GAAP. As used in this press release: (1) adjusted net sales represents net sales adjusted for impact on net sales due to frozen pizza recall and related insurance recoveries; (2) adjusted gross margin represents gross margin adjusted for impact on gross margin due to frozen pizza recall and related insurance recoveries; (3) adjusted selling, general and administrative expenses reflect selling, general and administrative expenses adjusted for impact on selling general and administrative expenses due to frozen pizza recall and related insurance recoveries, secondary offering costs, and costs associated with the planned Joplin plant acquisition; (4) EBITDA represents net income plus interest expense, provision for income taxes, and depreciation and amortization; (5) adjusted EBITDA represents EBITDA adjusted for impact on net sales, cost of sales, and selling, general and administrative expenses due to frozen pizza recall and related insurance recoveries; costs associated with the planned Joplin plant acquisition; secondary offering costs; stock-based compensation; and the change in fair value of convertible preferred stock warrant liability; (6) adjusted net income represents net income adjusted for impact on net sales, cost of sales, selling, general and administrative expenses and provision for income taxes due to frozen pizza recall and related insurance recoveries; costs associated with planned Joplin plant acquisition, secondary offering costs, the change in fair value of convertible preferred stock warrant liability and the provision for income taxes on these; and (7) adjusted diluted EPS represents adjusted net income divided by weighted average diluted shares of common stock.
We present adjusted net sales, adjusted gross margin, adjusted selling, general and administrative expenses, EBITDA, adjusted EBITDA, adjusted net income and adjusted diluted EPS because we believe these measures provide additional metrics to evaluate our operations and, when considered with both our GAAP results and the related reconciliation to the most directly comparable GAAP measure, provide a more complete understanding of our business than could be obtained absent this disclosure. We use adjusted net sales, adjusted gross margin, adjusted selling, general and administrative expenses, EBITDA, adjusted EBITDA, adjusted net income and adjusted diluted EPS together with financial measures prepared in accordance with GAAP to assess our operating performance, to provide meaningful comparisons of operating performance across periods, to enhance our understanding of our core operating performance and to compare our performance to that of our peers and competitors. We believe that these non-GAAP financial measures are also useful to investors in assessing the operating performance of our business without the effect of the items described above. Adjusted net sales, adjusted gross margin, adjusted selling, general and administrative expenses, EBITDA, adjusted EBITDA, adjusted net income and adjusted diluted EPS are subject to inherent limitation as they reflect the exercise of judgment by management in determining how they are formulated. Further, our computation of these non-GAAP measures is likely to differ from methods used by other companies in computing similarly titled or defined terms, limiting the usefulness of these measures. These non-GAAP measures should not be considered in isolation or as alternatives to GAAP measures and do not purport to be alternatives to either net income as a measure of operating performance or to cash flows from operating activities as a measure of liquidity. We urge investors to review the reconciliation of these non-GAAP financial measures to the comparable GAAP financial measures included in this press release, and not to rely on any single financial measure to evaluate our business.

Annie’s, Inc.
Condensed Consolidated Statements of Operations
(unaudited)
(in thousands, except share and per share amounts)

	Three Months Ended December 31,		Nine Months Ended December 31,
	2013	2012	2013	2012
Net sales	$46,177	$36,283	$143,867	$117,262
Cost of sales	27,951	23,267	88,978	72,539
Gross profit	18,226	13,016	54,889	44,723
Operating expenses:
Selling, general and administrative expenses	13,421	10,687	37,286	32,437
Income from operations	4,805	2,329	17,603	12,286
Interest expense	(80)	(40)	(255)	(120)
Other income (expense), net	30	31	88	116
Income before provision for income taxes	4,755	2,320	17,436	12,282
Provision for income taxes	1,966	919	7,066	4,965
Net income	$2,789	$1,401	$10,370	$7,317
Earnings per share
—Basic	$0.16	$0.08	$0.61	$0.43
—Diluted	$0.16	$0.08	$0.60	$0.41
Weighted average shares of common stock outstanding used in computing earnings per share
—Basic	16,937,139	17,249,536	16,901,089	17,085,833
—Diluted	17,398,006	17,781,720	17,386,408	17,702,221
Non-GAAP results:
Adjusted net income	$2,892	$2,747	$10,030	$9,095
Adjusted diluted earnings per share	$0.17	$0.15	$0.58	$0.51
Adjusted EBITDA	$5,558	$5,136	$18,695	$16,805

Annie’s, Inc.
Condensed Consolidated Balance Sheets
(unaudited)
(in thousands)

	December 31, 2013	March 31, 2013
ASSETS
CURRENT ASSETS:
Cash	$2,986	$4,930
Accounts receivable, net of allowance	18,796	20,015
Inventory	23,407	15,147
Deferred tax assets	2,565	2,558
Income tax receivable	988	588
Prepaid expenses and other current assets	5,572	5,050
Total current assets	54,314	48,288
Restricted Cash	300	—
Property and equipment, net	6,206	6,138
Goodwill	30,809	30,809
Intangible assets, net	1,071	1,116
Deferred tax assets, long-term	3,553	3,704
Other non-current assets	142	157
Total assets	$96,395	$90,212
LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$6,784	$4,342
Accrued liabilities	9,104	12,021
Total current liabilities	15,888	16,363
Credit facility	—	7,007
Other non-current liabilities	870	913
Total liabilities	16,758	24,283
Commitments and contingencies
STOCKHOLDERS’ EQUITY
Common stock	17	17
Additional paid-in capital	96,528	93,190
Accumulated deficit	(16,908)	(27,278)
Total stockholders’ equity	79,637	65,929
Total liabilities and stockholders’ equity	$96,395	$90,212

Annie’s, Inc.
Condensed Consolidated Statements of Cash Flows
(unaudited)
(in thousands)

	Nine Months Ended December 31,
	2013	2012
CASH FLOWS FROM OPERATING ACTIVITIES:
Net Income	$10,370	$7,317
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	1,035	749
Stock-based compensation	660	677
Provision for doubtful accounts	21	—
Excess tax benefit from stock-based compensation	(1,467)	(7,499)
Accretion of imputed interest on purchase of intangible asset	107	107
Change in fair value of convertible preferred stock warrant liability	—	13
Amortization of deferred financing costs	9	12
Loss on disposal of property and equipment	1	—
Deferred taxes	144	535
Changes in operating assets and liabilities:
Accounts receivable, net	1,198	1,760
Inventory	(8,260)	(10,925)
Income tax receivable	(400)	425
Prepaid expenses, other current and non-current assets	(516)	4,400
Accounts payable	2,440	3,417
Related-party payable	—	(1,305)
Accrued expenses and other non-current liabilities	(1,592)	4,527
Net cash provided by operating activities	3,750	4,210
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property and equipment	(1,057)	(1,498)
Restricted cash	(300)	—
Net cash used in investing activities	(1,357)	(1,498)
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from credit facility	8,432	2,952
Payments to credit facility	(15,439)	(15,748)
Proceeds from common shares issued in initial public offering, net of issuance costs	—	11,146
Payment for intangible asset acquired by financing transaction	(8)	(7)
Excess tax benefit from stock-based compensation	1,467	7,499
Proceeds from exercises of stock options	1,211	3,844
Net cash provided by (used in) financing activities	(4,337)	9,686
NET INCREASE (DECREASE) IN CASH	(1,944)	12,398
CASH—Beginning of period	4,930	562
CASH—End of period	$2,986	$12,960
NONCASH INVESTING AND FINANCING ACTIVITIES:
Purchase of property and equipment funded through accrued expenses and accounts payable	$2	$425
Conversion of convertible preferred stock into common stock	$—	$81,373

Annie’s, Inc.
Reconciliation of Adjusted Net Sales to Net Sales; Adjusted Selling, General and Administrative Expenses to Selling, General and Administrative Expenses; Adjusted Net Income to Net Income; and Adjusted Diluted EPS to Diluted EPS
(unaudited)
(in thousands, except share and per share amounts)

	Three Months Ended December 31, 2013					Three Months Ended December 31, 2012
	As Reported	Voluntary Product Recall	Other Adjustments		As Adjusted	As Reported	Voluntary Product Recall	As Adjusted
Net sales	$46,177	$(104)	$—		$46,073	$36,283	$1,570	$37,853
Cost of sales	27,951	280	—		28,231	23,267	(690)	22,577
Gross profit	18,226	(384)	—		17,842	13,016	2,260	15,276
Operating expenses:
Selling, general and administrative expenses	13,421	(7)	(451)	(1)	12,963	10,687	—	10,687
Income before provision for income taxes	4,755	(377)	451		4,829	2,320	2,260	4,580
Provision for income taxes	1,966	(153)	124	(2)	1,937	919	914	1,833
Net income	$2,789	$(224)	$327		$2,892	$1,401	$1,346	$2,747
Earnings per share
—Diluted	$0.16	$(0.01)	$0.02		$0.17	$0.08	$0.08	$0.15
Weighted average shares of common stock outstanding used in computing earnings per share
—Diluted	17,398,006				17,398,006	17,781,720		17,781,720

(1) Includes $202 for secondary offering costs and $249 for costs associated with our planned acquisition of the Joplin Plant during the three months ended December 31, 2013.
(2) Represents impact on provision for income taxes related to secondary offering costs and our planned acquisition of the Joplin Plant.

Annie’s, Inc.
Reconciliation of Adjusted Net Sales to Net Sales; Adjusted Selling, General and Administrative Expenses to Selling, General and Administrative Expenses; Adjusted Net Income to Net Income; and Adjusted Diluted EPS to Diluted EPS
(unaudited)
(in thousands, except share and per share amounts)

	Nine Months Ended December 31, 2013					Nine Months Ended December 31, 2012
	As Reported	Voluntary Product Recall	Other Adjustments		As Adjusted	As Reported	Voluntary Product Recall	Other Adjustments		As Adjusted
Net sales	$143,867	$(855)	$—		$143,012	$117,262	$1,570	$—		$118,832
Cost of sales	88,978	553	—		89,531	72,539	(690)	—		71,849
Gross profit	54,889	(1,408)	—		53,481	44,723	2,260	—		46,983
Operating expenses:
Selling, general and administrative expenses	37,286	(18)	(699)	(1)	36,569	32,437	—	(704)	(2)	31,733
Other income (expense), net	88	—	—		88	116	—	13	(3)	129
Income before provision for income taxes	17,436	(1,390)	699		16,745	12,282	2,260	717		15,259
Provision for income taxes	7,066	(563)	212	(4)	6,715	4,965	914	285	(5)	6,164
Net income	$10,370	$(827)	$487		$10,030	$7,317	$1,346	$432		$9,095
Earnings per share
—Diluted	$0.60	$(0.05)	$0.03		$0.58	$0.41	$0.08	$0.02		$0.51
Weighted average shares of common stock outstanding used in computing earnings per share
—Diluted	17,386,408				17,386,408	17,702,221				17,702,221

(1) Includes $288 for secondary offering costs and $411 for costs associated with our planned acquisition of the Joplin Plant during the nine months ended December 31, 2013.
(2) Includes $704 for secondary offering costs during the nine months ended December 31, 2012.
(3) Includes $13 for change in fair value of convertible preferred stock warrant liability during the nine months ended December 31, 2012
(4) Represents impact on provision for income taxes related to secondary offering costs and our planned acquisition of the Joplin Plant.
(5) Represents impact on provision for income taxes related to secondary offering costs.

Annie’s, Inc.
Reconciliation of EBITDA and Adjusted EBITDA to Net Income
(unaudited)
(in thousands)

	Three Months Ended December 31,		Nine Months Ended December 31,
	2013	2012	2013	2012
Net income	$2,789	$1,401	$10,370	$7,317
Interest expense	80	40	255	120
Provision for income taxes	1,966	919	7,066	4,965
Depreciation and amortization	398	286	1,035	749
EBITDA	5,233	2,646	18,726	13,151
(Benefit to)/ reduction of net sales related to product recall	(104)	1,570	(855)	1,570
(Benefit to)/incremental cost of sales related to product recall	(280)	690	(553)	690
(Benefit to)/incremental administrative costs related to product recall	7	—	18	—
Secondary offering costs	202	—	288	704
Costs associated with planned acquisition of Joplin Plant	249	—	411
Stock-based compensation	251	230	660	677
Change in fair value of convertible preferred stock warrant liability	—	—	—	13
Adjusted EBITDA	$5,558	$5,136	$18,695	$16,805

Annie’s, Inc.
Reconciliation of Adjusted Net Sales to Net Sales by Product Category
(unaudited)
(in thousands)

	Three Months Ended December 31, 2013			Three Months Ended December 31, 2012
	As Reported	Voluntary Product Recall	As Adjusted	As Reported	Voluntary Product Recall	As Adjusted
Product Categories:
Meals	$23,933	$(104)	$23,829	$16,223	$1,570	$17,793
Snacks	17,075	—	17,075	14,908	—	14,908
Dressings, condiments and other	5,169	—	5,169	5,152	—	5,152
	$46,177	$(104)	$46,073	$36,283	$1,570	$37,853

Annie’s, Inc.
Reconciliation of Adjusted Net Sales to Net Sales by Product Category
(unaudited)
(in thousands)

	Nine Months Ended December 31, 2013			Nine Months Ended December 31, 2012
	As Reported	Voluntary Product Recall	As Adjusted	As Reported	Voluntary Product Recall	As Adjusted
Product Categories:
Meals	$70,226	$(855)	$69,371	$52,759	$1,570	$54,329
Snacks	54,953	—	54,953	47,517	—	47,517
Dressings, condiments and other	18,688	—	18,688	16,986	—	16,986
	$143,867	$(855)	$143,012	$117,262	$1,570	$118,832

CONTACT:
Ed Aaron
510-558-7574
303-868-5551
ir@annies.com